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                                 Exhibit 10.35

                      FOURTH AMENDMENT TO CREDIT AGREEMENT

         This FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of December 21, 2000 by and between SUPERCONDUTOR TECHNOLOGIES INC., a Delaware corporation ("BORROWER"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association ("BANK"), with reference to the following facts:

         A. Borrower and Bank are parties to that certain Credit Agreement dated as of June 18, 1999, by and between the Borrower and the Bank as amended by that certain First Amendment to Credit Agreement dated as of December 1, 1999, as amended by that certain Second Amendment to Credit Agreement dated as of January 12, 2000, and as amended by that certain Third Amendment to Credit Agreement dated March 29, 2000 (as amended, the "CREDIT AGREEMENT"). The Credit Agreement and all related and supporting documents collectively are referred to in this Amendment as the "LOAN DOCUMENTS".

         B. Borrower has requested a renewal of its Two Million Five Hundred Thousand Dollar revolving line of credit with Bank which expired July 1, 2000 (the "RENEWAL"), and Bank has agreed, upon the terms and conditions set forth herein, to provide such renewal.

         NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

         1. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.

         2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

         (i) The definition of "Expiration Date" in Section 1.1 is hereby amended in its entirety as follows:

             "Expiration Date" shall mean, with respect to the Revolving Credit Commitment, December 20, 2001."


         (ii) Section 1.1 is hereby amended to include the following definition:

              "EBITDA Loss shall mean for any fiscal quarter, determined for the Borrower in accordance with GAAP, the net loss for such quarter (as a negative number) adjusted as follows: (a) reduced by adding back to such amount, the amount of each of the following expenses actually deducted during such fiscal quarter in the determination of such net loss: interest expense, income taxes, depreciation, amortization and non-cash items of expense; and (b) increased by subtracting

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from such amount, interest income and the amount of non-cash income actually included during such fiscal quarter in the determination of such net loss."

         (iii) Section 5.1.2 entitled "Capitalization and Ownership" is hereby amended in its entirety to read as follows:


         "5.1.2   Capitalization and Ownership.

         The authorized capital stock of Borrower consists of 75,000,000 shares of common stock and 2,000,000 of preferred stock of which 17,815,164 shares of common stock and 37,500 shares of Preferred Stock are issued and outstanding and are owned as indicated on Schedule 5.1.2. All of the outstanding shares have been validly issued and are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any such shares except as indicated on Schedule 5.1.2."


         (iv) Section 5.1.24 entitled "ERISA" is hereby amended in its entirety to read as follows:

         "5.1.24 ERISA. Borrower has employee benefit arrangements subject to the provisions of ERISA. Each Plan has been and will be maintained and funded in accordance with its terms and with all provisions of the Internal Revenue Code and ERISA applicable thereto, and there are no unfunded benefit liabilities with respect to any Plan at any time as determined under ERISA Section 4001(a)(18)."


         (v) Section 7.2.15 entitled "Capital Expenditures and Leases" is hereby amended in its entirety to read as follows:

         "7.2.15 Capital Expenditures and Leases.

                 Borrower shall not make any payments exceeding $8,000,000 in the aggregate in any fiscal year on account of the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease, or any payments exceeding $1,300,000 in the aggregate in any fiscal year on account of the rental or lease of real or personal property of any other Person which does not constitute a capitalized lease, and all such capital expenditures and leases shall be made under usual and customary terms and in the ordinary course of business."


         (vi) Section 7.2.16 entitled "Maximum Leverage Ratio" is hereby amended in its entirety to read as follows:

         "7.2.16  Maximum Leverage Ratio.

                 Borrower shall not any time permit the ratio of total debt of Borrower to Tangible Net Worth to exceed 0.20 : 1.00 at all times."


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         (vii) Section 7.2.17 entitled "Maximum Loss and Minimum Profitability"
is hereby amended in its entirety to read as follows:

         "7.2.17  Maximum Loss and Minimum Profitability.

         Borrower shall not permit the EBITDA Loss for any one quarter to exceed the amount set forth for the period specified below:

        Quarter Ending                                       Loss Amount
        ----------------------------------------------------------------------
        December 31, 2000                                    $3,300,000
        March 31, 2001                                       $3,200,000
        June 30, 2001                                        $4,200,000
        September 30, 2001                                   $4,200,000
        December 31, 2001                                    $4,200,000

         Thereafter, Borrower shall not permit any two consecutive quarter loses."


         (vii) Section 7.2.18 entitled "Minimum Tangible Net Worth" is hereby amended in its entirety to read as follows:

         "7.2.18  Minimum Tangible Net Worth.

         Borrower shall not at any time permit Tangible Net Worth to be less than the following amounts during the following periods:

        Period                                                  Amount
        ----------------------------------------------------------------------
        Closing Date through December 31, 2000               $28,000,000
        January 1, 2000 - March 31, 2001                     $24,000,000
        April 1, 2001 - June 30, 2001                        $21,000,000
        July 1, 2001 - September 30, 2001                    $19,000,000
        October 1, 2001 - December 31, 2001                  $17,000,000

         The above requirements shall automatically increase by 100% of any new equity raised plus 75% of positive net income. The covenant includes the equity infusion of $37,500,000 received on October 2, 2000."

         (viii) Section 7.2.19 entitled "Minimum Quick Ratio" is hereby amended in its entirety to read as follows:

         "7.2.19  Minimum Quick Ratio.


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         Borrower shall not at any time permit the ratio of Quick Assets to current liabilities to be less than the following amounts during the following periods:

        Period                                               Ratio
        ----------------------------------------------------------------------
        December 31, 2000                                    2 : 1
        March 31, 2001                                       2 : 1
        June 30, 2001                                        2 : 1
        September 30, 2001                                   2 : 1
        December 31, 2001                                    2 : 1"


         3. Conditions to Effectiveness of Amendment.

            This Amendment shall become effective, only upon receipt by the Bank of the following (each of which shall be in form and substance satisfactory to the Bank and its counsel):

            (a) counterparts of this Amendment duly executed by Borrower and the Bank;

            (b) copies of resolutions of the Board of Directors or other authorizing documents of the Borrower, authorizing the execution and delivery of this Amendment; and

            (c) as consideration for the Renewal, a non-refundable facility fee of 62.5 basis points ($15,625.00);

            (d) completion of such other matters and delivery of such other agreements, documents and certificates as Bank may reasonably request.

            (e) payment of all fees and expenses incurred by the Bank and reimbursable by the Borrower, including but not limited to, fees and expenses due and payable to Gray Cary Ware & Freidenrich LLP.

         4. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF PENNSYLVANIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts an attached to a single counterpart so that all signature pages are physically attached to the same document.

         6. Expenses. The Borrower will reimburse the Bank for the Bank's (i) out-of-pocket expenses incurred or to be incurred in conducting UCC, title and other public record searches,


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and in filing and recording documents in the public records to perfect the
Bank's liens and security interests and (ii) expenses (including the reasonable fees and expenses of the Bank's outside and in-house counsel) in documenting and closing this transaction, in connection with any amendments, modifications or renewals of the Loan, and in connection with the collection of all of the Borrower's obligations to the Bank, including but not limited to enforcement actions relating to the Loan.

         7. All Other Terms Unchanged. Except to the extent expressly amended hereby, all other terms and conditions of the Loan Documents shall remain unchanged, and the parties hereby reaffirm all of their respective obligations under the Loan Documents.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


Signature page to follow.


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SUPERCONDUCTOR TECHNOLOGIES, INC.


By:
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Title:
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PNC BANK, NATIONAL ASSOCIATION


By:
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Title:
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